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Exhibit 99

        The following unaudited pro forma condensed consolidated financial information is based on the historical financial statements of Qwest Corporation ("we", "us" or "our") and should be read in conjunction with financial statements filed in our Form 10-K for the year ended December 31, 2003 and Form 10-Q for the three months ended March 31, 2004. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2004 and year ended December 31, 2003 and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 present how our financial statements may have looked had the transfer of ownership of Qwest Wireless LLC from us to an affiliate occurred at the beginning of each of the periods presented for the consolidated statements of operations and at March 31, 2004 for the consolidated balance sheet.

        The unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had the transfer of Qwest Wireless been consummated on these dates, or at the beginning of the periods in which the transfer of ownership is being given effect

QWEST CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2004
(Dollars in millions)

	Historical	Pro Forma Adjustment	Pro Forma as Adjusted
	(a)	(b)
Operating revenues	$2,515	$(126)	$2,389
Operating revenues—affiliates	195	36	231

Total operating revenues	2,710	(90)	2,620
Operating expenses:
Cost of sales (exclusive of depreciation and amortization detailed below)	574	(44)	530
Cost of sales—affiliates	71	(2)	69
Selling, general and administrative	488	(38)	450
Selling, general and administrative—affiliates	306	(28)	278
Depreciation and amortization	673	(6)	667
Restructuring and other charges	2	—	2

Total operating expenses	2,114	(118)	1,996

Operating income	596	28	624

Other expense (income):
Interest expense—net	149	—	149
Interest expense—net—affiliates	40	(40)	—
Other expense (income)—net	(4)	—	(4)

Total other expense—net	185	(40)	145

Income before income taxes, discontinued operations	411	68	479
Income tax expense	159	26	185

Net income	$252	$42	$294

(a)
As presented in our Form 10-Q for the three months ended March 31, 2004.

(b)
Reflects the removal of results of Qwest Wireless LLC for the period ended March 31, 2004.

QWEST CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2003
(Dollars in millions)

	Historical	Pro Forma Adjustment	Pro Forma as Adjusted
	(a)	(b)
Operating revenues	$10,622	$(595)	$10,027
Operating revenues—affiliates	639	162	801

Total operating revenues	11,261	(433)	10,828
Operating expenses:
Cost of sales (exclusive of depreciation and amortization detailed below)	2,430	(200)	2,230
Cost of sales—affiliates	442	(22)	420
Selling, general and administrative	1,862	(135)	1,727
Selling, general and administrative—affiliates	1,390	(59)	1,331
Depreciation and amortization	2,806	(55)	2,751
Asset impairment charges	230	(230)	—
Restructuring and other charges—net	57	—	57

Total operating expenses	9,217	(701)	8,516

Operating income	2,044	268	2,312

Other expense (income):
Interest expense—net	572	—	572
Interest expense—net—affiliates	154	(154)	—
Other expense (income)—net	(29)	11	(18)

Total other expense—net	697	(143)	554

Income before income taxes discontinued operations and cumulative effect of change in accounting principle	1,347	411	1,758
Income tax expense	516	159	675
Cumulative effect of change in accounting principle, net of taxes of $140	219	2	221

Net income	$1,050	$254	$1,304

(a)
As presented in our Form 10-K for the year ended December 31, 2003.

(b)
Reflects the removal of results of Qwest Wireless LLC for the period ended December 31, 2003.

QWEST CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2004
(DOLLARS IN MILLIONS)

	Historical	Pro Forma Adjustments	Pro Forma as Adjusted
	(a)	(b)
ASSETS
Current assets:
Cash and cash equivalents	$1,160	$—	$1,160
Accounts receivable—net	1,085	10	1,095
Accounts receivable—affiliates	96	18	114
Deferred income taxes	189	—	189
Prepaid and other assets	358	(30)	328

Total current assets	2,888	(2)	2,886
Property, plant and equipment—net	16,209	(39)	16,170
Intangible assets—net	1,094	(158)	936
Other assets	1,343	(3)	1,340

Total assets	$21,534	$(202)	$21,332

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Current borrowings	$931	$—	$931
Current borrowings—affiliates	2,147	(2,147)	—
Accounts payable	505	(66)	439
Accounts payable—affiliates	743	42	785
Dividends payable—QSC	1,354	—	1,354
Accrued expenses and other current liabilities	901	(24)	877
Deferred revenue and advanced billings	529	(11)	518

Total current liabilities	7,110	(2,206)	4,904
Long-term borrowings—net of unamortized debt discount of $155 million	6,819	—	6,819
Post-retirement and other post-employment benefit obligations	2,794	(13)	2,781
Deferred income taxes	2,580	—	2,580
Other long-term liabilities	576	26	602

Total liabilities	19,879	(2,193)	17,686

Commitments and contingencies
Stockholder's equity:
Common stock—one share without par, owned by QSC	8,216	1,991	10,207
Note receivable—affiliate	(286)	—	(286)
Accumulated deficit	(6,275)	—	(6,275)

Total stockholder's equity	1,655	1,991	3,646

Total liabilities and stockholder's equity	$21,534	$(202)	$21,332

(a)
As presented in our Form 10-Q for the three months ended March 31, 2004.

(b)
Reflects the following transactions and reversal of consolidation elimination entries:

•
Capital contributions from QSC to Qwest Corporation, and subsequently from Qwest Corporation to Qwest Wireless LLC totaling $2,147

•
Payments by Qwest Wireless LLC of current borrowings from an affiliate totaling $2,147

•
Transfer of Qwest Wireless LLC assets, liabilities and equity

•
Reversal of intercompany eliminations netting to $24 of accounts receivable from affiliates and $24 of accounts payable to affiliates

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  Exhibit 99